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                                                                    Exhibit 99.1


ICU MEDICAL, INC.


                      ICU MEDICAL, INC. REPORTS RESULTS FOR
                            THE THIRD QUARTER OF 2003

         OCTOBER 16, 2003, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading maker of safe medical connectors and custom intravenous systems, today announced results for the third quarter ended September 30, 2003. Revenues were $25,524,000, as compared to $20,105,000 for the third quarter of 2002, an increase of 27%. Net income for the third quarter was $4,175,000, or $0.28 per share (diluted), as compared to $4,276,000, or $0.28 per share in prior year quarter.

         For the nine months ended September 30, 2003, revenues were $77,583,000, an increase of 22% over the $63,678,000 reported for the same period last year. Net income was $15,144,000 for nine month period versus $13,797,000 for the nine months ended September 30, 2002, or a 10% increase, and earnings per share was $1.00 (diluted) versus $0.90 in 2002.

         "We are pleased with our progress to-date," stated Dr. George Lopez, Chairman and President. "Despite a temporary reduction in gross margins, we maintained our strong pricing structure with our distribution partners and remain on track for another year of over 20% top line growth. During the third quarter, we had a number of non-recurring production expenses, principally related to significantly upgrading our automated production capacity and while this investment resulted in unabsorbed overhead in the short-term, it affords the Company additional capacity required to meet our long-term growth objectives. In addition, we continue to make progress in improving production costs at our recent acquisitions, but work remains to be done."

         "Sales were strong in most of ICU's principal product lines, with especially good growth in the custom IV systems market," said Frank O'Brien, ICU Medical's Chief Financial Officer. "We continue to capture a greater portion of the growing custom IV set market and we have currently locked up over 50% of the distribution channel for IV sets through our relationship with Abbott Labs and other leading independent distributors."

         Mr. O'Brien continued, "Our balance sheet remains strong, with cash and investments totaling $71,114,000 at September 30, 2003, up from $69,553,000 at June 30, 2003. Operating cash flow was $8.2 million for the third quarter of 2003. Our capital expenditures were 2.6 and we spent $5.0 million to purchase our common stock."

         Dr. Lopez concluded, "We maintain our target of over 20% annual growth in revenue, in-line with our historical pattern, are comfortable with earnings expectations for the year 2003 and expect to see gross margins improve during the fourth quarter as we benefit from the additional capacity. Furthermore, we see exciting opportunities for ICU's future growth as we continue to seek ways to improve the efficiency of operations and as we capitalize on our proprietary technology and patented manufacturing processes to introduce new products, enter new markets and increase our distribution channels."

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         The foregoing statement concerning Management's expectation with respect to future results is a forward looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the risk factors described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 8-K dated February 15, 2002. Actual results in the future may differ materially from Management's current expectations.

         The Company will be conducting a conference call concerning its third quarter results at 8:00 a.m. PDT (11:00 a.m. EDT) on Thursday, October 16, 2003, which can be accessed at 800-915-4836, passcode "ICU Medical" or by replay at 800-428-6051, passcode I.D. 306473. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.


CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183



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

                                                    ICU MEDICAL, INC.
                                                  Statements of Income
                                           For the Three and Nine Months Ended
                                     September 30, 2003 and September 30, 2002
                                 (all dollar amounts in thousands except per share data)
                                                       (unaudited)


                                                         THREE MONTHS ENDED                NINE MONTHS ENDED
                                                    9/30/2003        9/30/2002        9/30/2003        9/30/2002
                                                  ------------     ------------     ------------     ------------
Revenue
   Net Sales                                      $    25,016      $    20,105      $    73,616      $    63,678

   Other                                                  508               --            3,967               --
                                                  ------------     ------------     ------------     ------------
Total Revenue                                          25,524           20,105           77,583           63,678

Cost of Sales                                          13,246            8,541           35,418           26,429
                                                  ------------     ------------     ------------     ------------
Gross Profit                                           12,278           11,564           42,165           37,249

Selling, general and administrative expenses            5,387            4,743           17,017           15,398

Research and development expenses                         419              384            1,427            1,033
                                                  ------------     ------------     ------------     ------------
Total operating expenses                                5,806            5,127           18,444           16,431
                                                  ------------     ------------     ------------     ------------
Income from operations                                  6,472            6,437           23,721           20,818

Investment income                                         313              339              883            1,079
                                                  ------------     ------------     ------------     ------------
Income before income taxes                              6,785            6,776           24,604           21,897

Provision for income taxes                              2,610            2,500            9,460            8,100
                                                  ------------     ------------     ------------     ------------
Net income                                        $     4,175      $     4,276      $    15,144      $    13,797
                                                  ------------     ------------     ------------     ------------
Net income per share - diluted                    $      0.28      $      0.28      $      1.00      $      0.90
                                                  ============     ============     ============     ============
Weighted average number of
common shares - diluted                            14,805,056       15,375,757       15,073,761       15,281,644
                                                  ============     ============     ============     ============

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


                                    ICU MEDICAL, INC.
                         Summary Consolidated Balance Sheet Data

                                         ASSETS

                                                                           9/30/03      12/31/02
                                                                          ---------     ---------
CURRENT ASSETS:
    Cash and liquid investments                                             71,114        88,465
    Accounts receivable, net                                                15,828        16,633
    Inventories                                                              4,680         5,749
    Prepaid and deferred taxes                                               5,450         1,710
    Other current assets                                                     3,971         1,652
                                                                          ---------     ---------
               Total current assets                                        101,043       114,209
                                                                          ---------     ---------

PROPERTY AND EQUIPMENT, NET                                                 41,836        34,608
OTHER ASSETS                                                                13,176         8,215
                                                                          ---------     ---------
                                                                          $156,055      $157,032
                                                                          =========     =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                         9,292        11,645

STOCKHOLDERS' EQUITY:
    13,565,541 shares outstanding, net, at September 30, 2003              146,763       145,387
                                                                          ---------     ---------
                                                                          $156,055      $157,032
                                                                          =========     =========

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


                                     ICU MEDICAL, INC.
                     Summary Consolidated Statements of Cash Flow Data

                                                               For the Three Months Ended
                                                               --------------------------

                                                                  9/30/03       9/30/02
                                                                  --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                        $ 4,175       $ 4,276
Adjustments to reconcile net income to net cash
    provided by operating activities --
    Depreciation and amortization                                   1,689         1,045
    Net change in current assets and liabilities, and other,
       net of acquisitions                                          2,263          (369)
                                                                  --------      --------
                                                                    8,127         4,952

    Tax benefits from exercise of stock options                        89           695
                                                                  --------      --------
    Net cash provided by operating activities                       8,216         5,647
                                                                  --------      --------


PURCHASES OF PROPERTY AND EQUIPMENT                                (2,561)       (3,782)
PURCHASE OF TREASURY STOCK                                         (5,010)           --
OTHER, NET                                                            491         1,814
                                                                  --------      --------
NET INCREASE  IN CASH AND CASH EQUIVALENTS                        $ 1,316       $ 3,679
                                                                  ========      ========

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